UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 30, 2014

Date of earliest event reported April 24, 2014

000-54505

001-15601

(Commission file no.)

LVB ACQUISITION, INC.

BIOMET, INC.

(Exact name of registrant as specified in its charter)

Delaware Indiana (State or other jurisdiction of incorporation or organization)	26-0499682 35-1418342 (I.R.S. Employer Identification No.)

56 East Bell Drive Warsaw IN (Address of principal executive offices)	46582 (Zip code)

Registrant’s telephone number, including area code: (574) 267-6639

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2014, LVB Acquisition, Inc., a Delaware corporation (the “Company”), which owns all of the outstanding shares of common stock of Biomet, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Zimmer Holdings, Inc., a Delaware corporation (“Parent”), and Owl Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Under the Merger Agreement, the Company will be acquired for an aggregate purchase price based on a total enterprise value of $13.35 billion, which will consist of $10.35 billion in cash and 32,704,677 shares of Parent common stock (which number of shares represents the quotient of $3.0 billion divided by $91.73, the volume weighted average price of Parent’s common stock on the New York Stock Exchange for the five trading days prior to the date of the Merger Agreement). According to Parent’s Form 8-K filed on April 30, 2014, in connection with the merger, Parent expects to pay off all of the outstanding funded debt of the Company and its subsidiaries, and the aggregate cash merger consideration paid by Parent at the closing will be reduced by such amount. Parent is expected to fund the cash portion of the merger consideration and the repayment of the outstanding funded debt of the Company and its subsidiaries with a combination of new debt and cash on hand. The closing of the merger is not conditioned on the receipt of any debt financing by Parent. Parent, however, is not required to consummate the merger until the completion of a 15 consecutive business day marketing period.

The aggregate merger consideration, as reduced by the amount of the Company’s funded debt repaid by Parent in connection with the closing of the merger, will be allocated among holders of the Company’s outstanding common stock and equity awards. At the effective time of the merger, each outstanding Company option will fully vest and convert into the right to receive a payment comprised of Parent common stock and cash equal to the difference between the value of the per share merger consideration and the exercise price of the option. Each right of any kind, contingent or accrued, to receive shares of Company common stock granted under any of the Company’s stock plans (including restricted stock units and leveraged share awards) other than Company options, whether vested or unvested, which is outstanding immediately prior to the effective time of the merger shall be cancelled and each former holder of any such cancelled award will be entitled to receive a payment comprised of Parent common stock and cash into which the number of shares of Company common stock previously subject to such awards would have been converted into in the merger if such shares of Company common stock had been outstanding immediately prior to the effective time of the merger; provided, that in the case of leveraged share awards, any such payment will be reduced by any unpaid portion of any loan with respect to such award.

Consummation of the merger is subject to various conditions, including, without limitation, (i) approval of the merger by the Company stockholders, (ii) the receipt of regulatory approval or the expiration or termination of applicable waiting periods under the applicable antitrust laws of certain jurisdictions, including the expiration or termination of any applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval of the merger by the European Commission under Council Regulation 139/2004 of the European Union and (iii) the Form S-4 to be filed by Parent with respect to the shares of Parent common stock to be issued in the merger being declared effective by the Securities and Exchange Commission (the “SEC”).

Under certain other circumstances principally related to a failure to obtain required antitrust clearances prior to the outside date (as defined in, and subject to extensions pursuant to, the Merger Agreement) and subject to certain other conditions, the Merger Agreement provides for Parent to pay to the Company a fee of $800 million upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Biomet, Inc. (“Biomet”), Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Biomet, Parent or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Concurrently with the entry into the Merger Agreement, Parent entered into a Stockholders Agreement, dated as of the date of the Merger Agreement, with LVB Acquisition Holding, LLC and the other signatories thereto, which will become effective as of the closing of the merger, and a Voting Agreement, dated as of the date of the Merger Agreement, with LVB Acquisition Holding, LLC and the other signatories thereto, pursuant to which the holder of approximately 95% of the Company’s outstanding common stock agreed to deliver a written consent in favor of the approval of the merger.

Additional Information about this Transaction

In connection with the proposed transaction, Zimmer will file with the SEC a Registration Statement on Form S-4 that will include a consent solicitation statement of LVB Acquisition, Inc. that also constitutes a prospectus of Zimmer. We urge investors and security holders to read the consent solicitation statement/prospectus when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the consent solicitation statement/prospectus (when available) and other related documents filed by Zimmer and LVB Acquisition, Inc., with the SEC at the SEC’s website at www.sec.gov. These documents and other relevant materials, including any documents incorporated by reference therein, when and if filed, may also be obtained free of charge from Zimmer at http://investor.zimmer.com or from LVB Acquisition, Inc. at http://www.biomet.com/corporate/investors/, as applicable. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction.

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On April 24, 2014, Biomet entered into an amendment (each, an “Amendment”) to Biomet’s employment agreements with each of Jeffery R. Binder, Daniel P. Florin, Robin T. Barney, Bradley J. Tandy and Adam R. Johnson (the “Executives”) to amend certain severance provisions of each such employment agreement. All other provisions of the employment agreements remain unchanged in every respect.

Each Amendment affects the severance amount that the Executive will be entitled to if his or her employment with Biomet is terminated within the two-year period following the closing of the merger contemplated by the Merger Agreement (the “Closing”). Specifically, if Messrs. Florin, Tandy, Johnson or Ms. Barney’s employment is terminated at any time within the two-year period following the Closing either by Biomet for any reason other than for cause, death or disability, or by the Executive for good reason, and, with respect to the amendment to Mr. Binder’s employment agreement (the “Binder Amendment”), if Mr. Binder’s employment is terminated at any time within the two-year period following the Closing either by Biomet for any reason other than for cause, death or disability, or by Mr. Binder for good reason or, on or after January 1, 2015, with or without good reason (and his employment could not be terminated by Biomet for cause at such time), each Amendment and the Binder Amendment provide that the Executive will receive an amount equal to (a) two times his or her base salary in effect at the date of termination plus (b) two times the amount equal to the average of (x) the actual annual incentive bonus earned by the Executive with respect to the 2014 fiscal year and (y) the Executive’s target annual incentive bonus under Biomet’s annual bonus plan for Biomet’s fiscal year in which the Closing occurs.

Furthermore, under the Binder Amendment, if Mr. Binder is terminated by Biomet for any reason other than for cause, death or disability, or if Mr. Binder terminates his employment for good reason or, on or after January 1, 2015, with or without good reason (and his employment could not be terminated by Biomet for cause at such time) prior to a change of control, he would be entitled to an amount equal to (a) two times his base salary in effect at the date of termination plus (b) two times the amount equal to the average of (x) the actual annual incentive bonus earned by Mr. Binder with respect to the 2014 fiscal year and (y) Mr. Binder’s target annual incentive bonus under the annual bonus plan for Biomet’s fiscal year that contains the date of termination.

The above descriptions of the Amendment and the Binder Amendment are qualified in their entirety by reference to the copies of such agreements filed herewith as exhibits 10.01 and 10.02, respectively, and incorporated herein by reference.

Forward looking statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the ability of the parties to complete the proposed merger; the parties ability to obtain regulatory approvals of the proposed merger on the contemplated terms and schedule; the impact of the announcement of, or failure to complete, the proposed merger on relationships with distributors, employees, customers and suppliers; potential or actual litigation; the success of LVB Acquisition, Inc.’s, the parent of Biomet, Inc., and its subsidiaries’ (together, the “Company”) principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company to successfully integrate acquisitions; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this document. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

Item 8.01	Other Events.

On April 24, 2014, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 24, 2014, among LVB Acquisition, Inc., Zimmer Holdings, Inc., and Owl Merger Sub.*

10.1	Form of Amendment to the Employment Agreement, dated April 24, 2014, by and between Biomet Inc. and Messrs. Florin, Tandy, Johnson and Ms. Barney.

10.2	First Amendment to the Amended and Restated Employment Agreement, dated April 24, 2014, by and between Biomet Inc. and Jeffery R. Binder.

99.1	Press release dated April 24, 2014.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company and Biomet, Inc. agree to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

LVB ACQUISITION, INC.

Date: April 30, 2014	By:	/s/ Bradley J. Tandy
	Name:	Bradley J. Tandy
	Title:	Senior Vice President, General Counsel and Secretary

BIOMET, INC.

Date: April 30, 2014	By:	/s/ Bradley J. Tandy
	Name:	Bradley J. Tandy
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2014, among LVB Acquisition, Inc., Zimmer Holdings, Inc., and Owl Merger Sub, Inc.*

10.1	Form of Amendment to the Employment Agreement, dated April 24, 2014 by and between Biomet Inc. and Messrs. Florin, Tandy, Johnson and Ms. Barney.

10.2	First Amendment to the Amended and Restated Employment Agreement, dated April 24, 2014 by and between Biomet Inc. and Jeffery R. Binder.

99.1	Press release dated April 24, 2014.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company and Biomet, Inc. agree to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.